Exhibit 10_ii_c

Buenos Aires, January 21st, 2008

Messrs

Cargill SACI

Leandro N. Alem 928 Piso 9

Ciudad Autonoma de Buenos Aires

Dear Sirs:

In our capacity as Agents of MOSAIC DE ARGENTINA S.A., hereinafter referred to as “MOSAIC”, domiciled at Avda. Leandro N. Alem 928, 9º Floor, City of Buenos Aires, we hereby make this proposed amendment to the offer, hereinafter referred to as the “Amendment Offer” related to our Offer made in May 16, 2006 to provide purchase, import, storage, transportation, distribution, marketing and sale of fertilizers and/or agrochemicals.

In the event you accept the present Amendment Offer:

1.	The Exhibit I – LIST OF SERVICE TO BE RENDERED AND PRICES shall will replaced by the following:

EXHIBIT I

SCHEDULE OF SERVICES TO BE RENDERED AND PRICES

SERVICES	PRICES*
1. Commercial strategy for the purchase and sale of Fertilizers.	US$	3.90
2. Purchase and forwarding management, domestic and international including the supply of the necessary Software.	US$	6.50
3. Counseling in the administration and handling of Fertilizer stocks in deposit.	US$	1.30

4. Utilization specific materials and equipment for the mixture and distribution of fertilizer and agrochemicals.	US$	10.40
5. Counseling on equipment maintenance.		(**	)
6. General technical – agronomical counseling.		(**	)
7. Specialty technical – agronomical counseling		(**	)
8. Counseling on publicity and trademarks market positioning		(**	)
9. Research and development to offer value added to the farmer acquiring fertilizers and agrochemicals.	US$	1.30
10. Management of goods loans to third parties.	US$	1.30
11. Counseling on commercial management and personnel Training with prizes pursuant to objectives agreed upon between the parties.	US$	6.50

All prices are in US Dollar and not include Value Added Tax.

(*) For each MT of fertilizer dispatched by Cargill

(**) To reason of US$ 140.- per services hour

2.	This Amendment Offer shall be implicitly accepted by CARGILL by requesting the SERVICES according to the terms and conditions herein described, and in such case the new fees will be fully applicable retroactively to June, 2007.

3.	All the remaining terms and conditions of the Proposal made in May 16, 2006, are fully valid and in force.

Yours sincerely,

Mosaic de Argentina S.A.